Exhibit 99.1

PHILADELPHIA CONSOLIDATED HOLDING CORP.
SECOND QUARTER RESULTS JUNE 30, 2004
AND RESTATEMENT OF FINANCIAL STATEMENTS TO REFLECT
ADJUSTMENT OF REVENUE AND NET INCOME FOR PRIOR PERIODS ARISING FROM PROFIT
COMMISSIONS UNDER TWO REINSURANCE CONTRACTS

JULY 22, 2004 PRESS RELEASE

Bala Cynwyd, PA — Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) today reported its second quarter results and that the Company will restate its audited financial statements for the year ended December 31, 2003 and its unaudited financial statements for the quarters ended June 30, 2003, September 30, 2003 and March 31, 2004 to include in prior periods a portion of the revenue and net income arising from profit commissions due to the Company under two reinsurance contracts, one of which originally had been recorded in the fourth quarter 2003 and another which should have been recorded in prior periods.

Second Quarter Results

Net income for the quarter ended June 30, 2004 increased to $26.7 million ($1.15 diluted and $1.21 basic earnings per share) versus $4.9 million ($0.22 diluted and $0.22 basic earnings per share) for the same period in 2003. Net income for the quarter ended June 30, 2003 included a $21.5 million after-tax ($0.95 diluted earnings per share) increase to net loss and loss adjustment expenses for the automobile leasing residual value product which was previously discontinued, and $5.9 million after-tax ($0.26 diluted earnings per share) favorable prior year loss reserve development, principally in the property line of its commercial package product. After-tax realized investment losses for the quarter ended June 30, 2004 were $0.7 million ($0.03 diluted loss per share) versus $0.4 million ($0.02 diluted loss per share) for the same quarter in 2003.

For the quarter ended June 30, 2004 gross written premiums increased 32.9% to $280.4 million versus $210.9 million in the second quarter of 2003, and the combined ratio for the quarter ended June 30, 2004 was 83.7%.

Press Release
July 22, 2004

Net income for the six months ended June 30, 2004 was $53.4 million ($2.31 diluted and $2.42 basic earnings per share) versus $18.1 million ($0.80 diluted and $0.83 basic earnings per share) for the same period in 2003. After-tax realized investment gains were $0.5 million ($0.02 diluted earnings per share) versus $1.2 million ($0.05 diluted loss per share) of after-tax realized investment losses for the same period in 2003.

Restatement of Financial Statements

The Company will restate its audited financial statements for the year ended December 31, 2003 and its unaudited financial statements for the quarters ended June 30, 2003, September 30, 2003, and March 31, 2004 to include a portion of the revenue and net income in prior periods arising from profit commissions under two reinsurance contracts, one of which originally had been recorded in the fourth quarter 2003 and another which should have been recorded in previous periods. These profit commissions were due to the Company from reinsurers under a quota share reinsurance contract effective during the period April 1, 2003 through December 31, 2003 and an excess catastrophe reinsurance contract effective during the period June 1, 2003 through May 31, 2004.

The adjustment effect is to increase the Company’s net income for the quarters ended June 30, 2003, September 30, 2003, and March 31, 2004 by $1.2 million after-tax ($0.06 increase in diluted earnings per share), $2.6 million after-tax ($0.11 increase in diluted earnings per share), and $2.1 million after-tax ($0.09 increase in diluted earnings per share), respectively, and decrease the Company’s net income for the quarter ended December 31, 2003 by $1.9 million after-tax ($0.09 decrease in diluted earnings per share). Net income for the year ended December 31, 2003 increased by $1.9 million after-tax ($0.08 increase in diluted earnings per share). The attached table summarizes the effects of the restatement by reinsurance contract.

The decision to restate resulted from an analysis of the accounting effect at the expiration of one of these reinsurance contracts. The Company determined that under generally acceptable accounting principles that there was an error in the prior period financial statements and it should have been accruing a profit commission for each period since the inception of the contracts based on the actual experience of the underlying business, i.e., net premiums paid less losses incurred. The Company discussed the accounting and the restatement with its independent accountants, PricewaterhouseCoopers, LLP, who concurred. As a result, the Company will restate its financial statements to include a portion of the revenue and net income arising from the profit commissions in each of the prior quarters that the contracts were in effect, as set forth above and in the attached table.

The Company will amend its Form 10-K for the fiscal year ended December 31, 2003 and its Forms 10-Q for the fiscal quarters ended June 30, 2003, September 30, 2003, and March 31, 2004 to reflect this restatement.

Press Release
July 22, 2004

James J. Maguire, Jr. CEO said: “our profitable growth continues to be a tribute to the disciplined underwriting at our home office and thirty-six field offices nationwide. The restatement of the Company’s financial statements relates to an accounting timing issue on profit commissions brought about principally by the absence of any ceded losses to our reinsurer during the policy year, and results in an increase of the Company’s aggregate revenues and aggregate net income arising from the profit commissions referred to above.”

The restatement will be discussed during the Company’s previously announced second quarter 2004 earnings conference call on Thursday, July 22, 2004 at 3:00 PM EDT. The conference call is available via webcast and can be accessed at: http://www.phly.com. The dial-in phone number for the conference call is (800) 915-4836.

A replay of the webcast will be archived through Friday, August 13, 2004 at the same URL.

Forward-Looking Information

This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of our liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of our reinsurers to pay; and (ix) future terrorist attacks.

Philadelphia Insurance Companies, rated “A+” (Superior) by A.M. Best Company, is a specialty niche Company which markets and underwrites property and casualty insurance products through 36 proprietary underwriting offices across the U.S. of A. For more information about our Company or to review our 2003 annual report, visit our web site at www.phly.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of
	June 30,	December 31,
	2004	2003
	(Unaudited)	(Restated)
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $1,207,461 AND $1,066,523)	$1,202,002	$1,081,694
EQUITY SECURITIES AT MARKET (COST 110,435
AND $79,813)	123,392	90,358

TOTAL INVESTMENTS	1,325,394	1,172,052
CASH AND CASH EQUIVALENTS	95,205	73,942
ACCRUED INVESTMENT INCOME	12,424	11,008
PREMIUMS RECEIVABLE	181,787	179,509
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	286,573	292,157
DEFERRED INCOME TAXES	26,654	19,176
DEFERRED ACQUISITION COSTS	78,770	56,288
PROPERTY AND EQUIPMENT, NET	18,563	16,821
GOODWILL	25,724	25,724
OTHER ASSETS	28,429	25,293

TOTAL ASSETS	$2,079,523	$1,871,970

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$726,771	$627,086
UNEARNED PREMIUMS	455,468	422,589

TOTAL POLICY LIABILITIES AND ACCRUALS	1,182,239	1,049,675
FUNDS HELD PAYABLE TO REINSURER	118,388	110,011
LOANS PAYABLE	44,185	48,482
PREMIUMS PAYABLE	42,728	35,044
OTHER LIABILITIES	95,672	83,112

TOTAL LIABILITIES	1,483,212	1,326,324

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 22,230,782 AND 22,007,552 SHARES ISSUED AND OUTSTANDING	291,340	281,088
NOTES RECEIVABLE FROM SHAREHOLDERS	(6,617)	(5,444)
ACCUMULATED OTHER COMPREHENSIVE INCOME	4,874	16,715
RETAINED EARNINGS	306,714	253,287

TOTAL SHAREHOLDERS’ EQUITY	596,311	545,646

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,079,523	$1,871,970

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
		(Restated)		(Restated)
REVENUE:
NET EARNED PREMIUMS	$189,563	$123,349	$360,985	$271,711
NET INVESTMENT INCOME	10,800	9,370	20,773	19,175
NET REALIZED INVESTMENT GAIN (LOSS)	(1,061)	(650)	717	(1,783)
OTHER INCOME	829	1,040	2,211	1,701

TOTAL REVENUE	200,131	133,109	384,686	290,804

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	136,520	124,293	267,206	227,378
NET REINSURANCE RECOVERIES	(29,203)	(31,267)	(63,646)	(43,992)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	107,317	93,026	203,560	183,386
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	51,272	32,158	98,626	78,578
OTHER OPERATING EXPENSES	2,642	1,632	4,411	3,306

TOTAL LOSSES AND EXPENSES	161,231	126,816	306,597	265,270

INCOME BEFORE INCOME TAXES	38,900	6,293	78,089	25,534

INCOME TAX EXPENSE (BENEFIT):
CURRENT	13,889	7,889	25,763	15,653
DEFERRED	(1,656)	(6,459)	(1,101)	(8,215)

TOTAL INCOME TAX EXPENSE	12,233	1,430	24,662	7,438

NET INCOME	$26,667	$4,863	$53,427	$18,096

PER AVERAGE SHARE DATA:
BASIC EARNINGS PER SHARE	$1.21	$0.22	$2.42	$0.83

DILUTED EARNINGS PER SHARE	$1.15	$0.22	$2.31	$0.80

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	22,111,232	21,860,396	22,064,751	21,862,819
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	1,081,954	706,608	1,107,482	635,107

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	23,193,186	22,567,004	23,172,233	22,497,926

PHILADELPHIA CONSOLIDATED HOLDING CORP.
EFFECTS OF RESTATEMENT
ON PHILADELPHIA CONSOLIDATED HOLDING CORP.’S
ANNUAL AND QUARTERLY RESULTS
(in thousands — except per share amounts)

	Quarter Ended - June 30, 2003
		Restatement
	Reported	Adjustment	Restated
Total revenue	$131,209	$1,900	$133,109
Total losses and expenses	$126,816		$126,816
Income before income taxes	$4,393	$1,900	$6,293
Net income	$3,627	$1,236	$4,863
Basic earnings per share	$0.17	$0.05	$0.22
Weighted average shares outstanding	21,860,396	21,860,396	21,860,396
Diluted earnings per share	$0.16	$0.06	$0.22
Weighted average shares and share equivalents outstanding	22,567,004	22,567,004	22,567,004

	Quarter Ended - September 30, 2003
		Restatement
	Reported	Adjustment	Restated
Total revenue	$154,323	$3,988	$158,311
Total losses and expenses	$123,615		$123,615
Income before income taxes	$30,708	$3,988	$34,696
Net income	$20,983	$2,591	$23,574
Basic earnings per share	$0.96	$0.12	$1.08
Weighted average shares outstanding	21,913,053	21,913,053	21,913,053
Diluted earnings per share	$0.92	$0.11	$1.03
Weighted average shares and share equivalents outstanding	22,700,680	22,700,680	22,700,680

PHILADELPHIA CONSOLIDATED HOLDING CORP.
EFFECTS OF RESTATEMENT
ON PHILADELPHIA CONSOLIDATED HOLDING CORP.’S
ANNUAL AND QUARTERLY RESULTS
(in thousands — except per share amounts)

	Quarter Ended - December 31, 2003
		Restatement
	Reported	Adjustment	Restated
Total revenue	$173,471	$(2,949)	$170,522
Total losses and expenses	$141,026		$141,026
Income before income taxes	$32,445	$(2,949)	$29,496
Net income	$22,434	$(1,917)	$20,517
Basic earnings per share	$1.02	$(0.09)	$0.93
Weighted average shares outstanding	21,994,960	21,994,960	21,994,960
Diluted earnings per share	$0.98	$(0.09)	$0.89
Weighted average shares and share equivalents outstanding	22,975,977	22,975,977	22,975,977

	Year Ended - December 31, 2003
		Restatement
	Reported	Adjustment	Restated
Total revenue	$616,698	$2,939	$619,637
Total losses and expenses	$529,911		$529,911
Income before income taxes	$86,787	$2,939	$89,726
Net income	$60,277	$1,910	$62,187
Basic earnings per share	$2.75	$0.09	$2.84
Weighted average shares outstanding	21,908,788	21,908,788	21,908,788
Diluted earnings per share	$2.66	$0.08	$2.74
Weighted average shares and share equivalents outstanding	22,660,388	22,660,388	22,660,388

	Quarter Ended - March 31, 2004
		Restatement
	Reported	Adjustment	Restated
Total revenue	$181,917	$3,236	$185,153
Total losses and expenses	$145,366		$145,366
Income before income taxes	$36,551	$3,236	$39,787
Net income	$25,046	$2,103	$27,149
Basic earnings per share	$1.14	$0.10	$1.24
Weighted average shares outstanding	22,018,270	22,018,270	22,018,270
Diluted earnings per share	$1.08	$0.09	$1.17
Weighted average shares and share equivalents outstanding	23,100,881	23,100,881	23,100,881